Exhibit 10.2

AMENDMENT AGREEMENT
TO
SUBSCRIPTION AGREEMENT

This Amendment Agreement (this “Amendment”) is made effective as of May 31, 2011 (the “Effective Date”) by and between _________________, a Hong Kong limited liability company (the “Investor”), and AIVtech International Group Co., a Nevada corporation (the “Company”).

WITNESSETH:

WHEREAS, the Company and the Investor are parties to that certain Subscription Agreement dated as of December 29, 2010 (the “Subscription Agreement”);

WHEREAS, the Company and the Investor now desire to amend the Subscription Agreement to reflect mutually agreed upon revised terms in accordance with the provisions of this Amendment.

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Definitions. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to them in the Subscription Agreement.

2.
Demand Registration Rights. The Company and the Investor agree to amend the Investor’s registration rights solely for the purpose of removing the language “for resale and distribution.” As such, Section 8(a) of the Subscription Agreement shall be amended and restated in its entirety to read as follow:

Registration Statement Requirements.  The Company shall file with the Commission a Form S-1 registration statement (the “Registration Statement”) (or such other form that it is eligible to use) in order to register all or such portion of the Registrable Shares as permitted by the Commission (provided that the Company shall use diligent efforts to advocate with the Commission for the registration of all of the Registrable Shares) pursuant to Rule 415 under the 1933 Act on or before the date (the “Required Filing Date”) which is thirty (30) calendar days after the Closing Date, and use its best efforts to cause the Registration Statement to be declared effective by the date (the “Required Effective Date”) which is not later than one hundred eighty (180) calendar days after the Closing Date. The Company will register not less than 100% of the Purchased Shares and the Warrant Shares in the aforedescribed Registration Statement (the “Registrable Shares”).  In the event that the Company is required by the Commission to cutback the number of shares being registered in the Registration Statement pursuant to Rule 415, then the Company shall reduce the Registrable Shares pro rata, and unless otherwise directed in writing by the Subscriber as to its Registrable Shares, the number of Registrable Shares to be registered on such Registration Statement will first be reduced by Registrable Shares represented by Warrant Shares and second by Registrable Shares represented by Purchased Shares.  Notwithstanding anything to the contrary contained in this Section 8, if the Company receives Commission Comments, and following discussions with and responses to the Commission in which the Company uses its reasonable best efforts and time to cause as many Registrable Shares for as many Subscribers as possible to be included in the Registration Statement filed pursuant to Section 8(a) without characterizing any Subscriber as an underwriter, the Company is unable to cause the inclusion of all Registrable Shares in such Registration Statement, then the Company may, following not less than three (3) Trading Days prior written notice to the Subscribers, (x) remove from the Registration Statement such Registrable Shares (the “Cut Back Shares”) and/or (y) agree to such restrictions and limitations on the registration and resale of the Registrable Shares, in each case as the Commission may require in order for the Commission to allow such Registration Statement to become effective; provided, that in no event may the Company name any Subscriber as an underwriter without such Subscriber’s prior written consent (collectively, the “Commission Restrictions”). Unless the Commission Restrictions otherwise require, any cut-back imposed pursuant to this Section 8(a) shall be allocated among the Registrable Shares of the Subscribers on a pro rata basis. No liquidated damages under Section 8(d) shall accrue on or as to any Cut Back Shares, and the required Commission Effectiveness Date for such additional Registration Statement including the Cutback Shares will be tolled, until such time as the Company is able to effect the registration of the Cut Back Shares in accordance with any Commission Restrictions (such date, the “Restriction Termination Date”). From and after the Restriction Termination Date, all provisions of this Section 8 (including, without limitation, the liquidated damages provisions, subject to tolling as provided above) shall again be applicable to the Cut Back Shares (which, for avoidance of doubt, retain their character as “Registrable Shares”) so that the Company will be required to file with and cause to be declared effective by the Commission such additional Registration Statements in the time frames set forth herein as necessary to ultimately cause to be covered by effective Registration Statements all Registrable Shares (if such Registrable Shares cannot at such time be resold by the Subscribers thereof pursuant to Rule 144).

3.
Counterparts; Facsimile Signatures. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.  This Agreement may be executed by facsimile signatures.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Subscription Agreement to be executed by their duly authorized representatives as of the date first indicated above.

The Investor:

By:	/s/
Name:
Title:

AIVTECH INTERNATIONAL GROUP CO.

By:	/s/ Jinlin Guo
Name: Jinlin Guo
Title: Chief Executive Officer